LOAN MODIFICATION AND FORBEARANCE AGREEMENT


     This Loan Modification and Forbearance Agreement (this "Agreement") is entered into as of August 3, 2001, by and between Tanisys Technology, Inc. ("Borrower") and Silicon Valley Bank ("Bank").

1. DESCRIPTION OF EXISTING INDEBTEDNESS: Among other indebtedness which may be owing by Borrower to Bank, Borrower is indebted to Bank pursuant to, among other documents, an Accounts Receivable Financing Agreement, dated May 30, 2001, as may be amended from time to time (the "Loan Agreement"). Defined terms used but not otherwise defined herein shall have the same meanings as in the Loan Agreement.

Hereinafter, all indebtedness owing by Borrower to Bank shall be referred to as the "Indebtedness".

2. DESCRIPTION OF COLLATERAL AND GUARANTIES. Repayment of the Indebtedness is secured by the Collateral described in the Loan Agreement. Hereinafter, the above-described security documents and guaranties, together with all other documents securing repayment of the Indebtedness shall be referred to as the "Security Documents". Hereinafter, the Security Documents, together with all other documents evidencing or securing the Indebtedness shall be referred to as the "Existing Loan Documents".

3. FORBEARANCE. Bank agrees to forebear from exercising its rights and remedies under the Existing Loan Documents and law ("Default Rights") until the earlier of (a) August 31, 2001, (b) the close of a new equity round of the Borrower, or
(c) the occurrence of a Default under this Agreement (the "Forbearance Period"), notwithstanding Borrower's existing default under the Loan Agreement as a result of Borrower's failure to comply with the maximum loss covenant for the period ending 6/30/01 as described in Section 6.2 entitled "Affirmative Covenants" of the Loan Agreement (the foregoing being referred to as "Existing Defaults"). Hereinafter, the Existing Loan Documents, as modified by this Loan Modification and Forbearance Agreement are hereinafter collectively called the "Loan Documents".

     By signing below, Borrower acknowledges that it is currently in default and as a result of the Existing Defaults, Bank is entitled to exercise its remedies as provided in the Existing Loan Documents and as provided under applicable law. The Forbearance Period shall be immediately terminated, without notice, if (a) Borrower breaches of any of the terms set forth in this Agreement, (b) the occurrence of any default (other than the Existing Defaults) under the Existing Loan Documents, or (c) if any recital, representation or warranty made herein, in any document executed and delivered in connection herewith, or in any report, certificate, financial statement or other instrument or document previously, now or hereafter furnished by or on behalf of the Borrower in connection with this Agreement or any other document executed and delivered in connection with this Agreement, shall prove to have been false, incomplete or misleading in any material respect on the date as of which it was made (collectively, a "Default"), whereupon Bank, at its option, without any notice to Borrower, may immediately cease making any further Advances and may immediately exercise any Default Rights.

     Bank's agreement to forbear from enforcing its Default Rights under the Existing Loan Documents until the end of the Forbearance Period (a) in no way shall be deemed an agreement by Bank to waive Borrower's compliance with all other terms of the Existing Loan Documents, as modified by this Loan Modification and Forbearance Agreement and (b) shall not limit or impair Bank's right to demand strict performance of all other terms and covenants as of any date. Nothing in this Loan Modification and Forbearance Agreement in any way shall constitute Bank's waiver of the Existing Defaults. Borrower further agrees that the exercise of any Default Rights by Bank upon termination of the Forbearance Period shall not be affected by reason of this Agreement, and the Borrower shall not assert as a defense thereto the passage of time, estoppel, laches or any statute of limitations to the extent that the exercise of any Default Rights was precluded by this Agreement.

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4.   DESCRIPTION OF CHANGE IN TERMS.

     A.   Modification(s) to Loan Agreement.

          1. Notwithstanding the terms and conditions contained in Section 2 entitled "Financing of Accounts Receivable", from the date of this Agreement until such time Bank receives executed copies of final documents pertaining to the new equity investment, Borrower shall no longer be entitled for further Advances.

5. CONSISTENT CHANGES. The Loan Documents are hereby amended wherever necessary to reflect the changes described above.

6. NO DEFENSES OF BORROWER. Borrower agrees that, as of the date hereof, it has no defenses against the obligations to pay any amounts under the Indebtedness. The Borrower acknowledges and warrants that Bank has acted in good faith and has conducted in a commercially reasonable manner its relationships with Borrower in connection with this Agreement and in connection with the Loan Documents, including the Loan Agreement and the Indebtedness, the Borrower hereby waives and releases any claims to the contrary.

7. CONCERNING REVISED ARTICLE 9 OF THE UNIFORM COMMERCIAL CODE. The Borrower affirms and reaffirms that notwithstanding the terms of the Security Documents to the contrary, (i) that the definition of "Code", "UCC" or "Uniform Commercial Code" as set forth in the Security Documents shall be deemed to mean and refer to "the Uniform Commercial Code as adopted by the State of Texas, as may be amended and in effect from time to time and (ii) the Collateral is all assets of the Borrower. In connection therewith, the Collateral shall include, without limitation, the following categories of assets as defined in the Code: goods (including inventory, equipment and any accessions thereto), instruments (including promissory notes), documents, accounts (including health-care-insurance receivables, and license fees), chattel paper (whether tangible or electronic), deposit accounts, letter-of-credit rights (whether or not the letter of credit is evidenced by a writing), commercial tort claims, securities and all other investment property, general intangibles (including payment intangibles and software), supporting obligations and any and all proceeds of any thereof, wherever located, whether now owned or hereafter acquired.

8. WAIVER AND RELEASE OF CLAIMS. (a) Borrower signing below (each of the foregoing being a "Releasing Party") hereby releases, acquits, and discharges
Bank and Bank's employees, agents, representative, consultants, attorneys, fiduciaries, servants, officers, directors, partners, predecessors, successors and assigns, subsidiary corporations, parent corporations, and related corporate divisions (all of the foregoing hereinafter called the "Released Parties"), from all actions and causes of action, judgments, executions, suits, debts, claims, demands, liabilities, obligations, damages, and expenses of any and every character, known or unknown, direct and/or indirect, at law or in equity, of whatsoever kind or nature, whether heretofore or hereafter arising, for or because of any matter or things done, omitted or suffered to be done by any of the Released Parties prior to and including the date of execution hereof, and in any way directly or indirectly arising out of or in any way connect to this Loan Modification and Forbearance Agreement and the Existing Loan Documents, including, but not limited to, claims relating to any settlement negotiation (all of the foregoing hereinafter called the "Released Matters"). Each Releasing Party acknowledges that the agreements in this section are intended to be in full satisfaction of all or any alleged injuries or damages arising in connection with the Released Matters.

     (b) Each Releasing Party acknowledges that it has not relied, in executing the release set forth in this section, upon any representations, warranties, or conditions by Bank or any other entity except as are specifically set forth in this Loan Modification and Forbearance Agreement.

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     (c) Nothing contained herein shall be construed at any time as an admission by Bank of any liability to Borrower or any other entity.

     (d) Each Releasing Party warrants to Bank that it has not purported to transfer, assign, or otherwise convey any right, title or interest of such Releasing Party in any Released Matter to any other entity, and that the foregoing constitutes a full and complete release of all Released Matters.

9. CONTINUING  VALIDITY.  Borrower  understands and agrees that in modifying the existing Indebtedness, Bank is relying upon Borrower's representations, warranties, and agreements, as set forth in the Loan Documents. Except as expressly modified pursuant to this Loan Modification and Forbearance Agreement, the terms of the Loan Documents remain unchanged and in full force and effect. Bank's agreement to modifications to the existing Indebtedness pursuant to this Loan Modification and Forbearance Agreement in no way shall obligate Bank to make any future modifications to the Indebtedness. Nothing in this Loan Modification and Forbearance Agreement shall constitute a satisfaction of the Indebtedness. It is the intention of Bank and Borrower to retain as liable parties all makers and endorsers of the Loan Documents, unless the party is expressly released by Bank in writing. No maker, endorser, or guarantor will be released by virtue of this Loan Modification and Forbearance Agreement. The terms of this Paragraph apply not only to this Loan Modification and Forbearance Agreement, but also to all subsequent loan modification agreements.

10. INTEGRATION. This Loan Modification and Forbearance Agreement, together with the Loan Documents, constitutes the entire agreement and understanding among the parties relating to the subject matter hereof, and supersedes all prior and contemporaneous proposals, negotiations, agreements, and understandings relating to the subject matter. In entering into this Loan Modification and Forbearance Agreement, Borrower acknowledges that it is relying on no statement, representation, warranty, covenant, or agreement of any kind made by the Bank or any employee or agent of Bank, except for the agreements of Bank set forth herein. No modification, rescission, waiver, release, or amendment of any provision of this Loan Modification and Forbearance Agreement shall be made, except by a written agreement signed by Bank and Borrower.

11. GOVERNING LAW, HEADINGS. This Loan Modification and Forbearance Agreement is one of the Loan Documents defined in the Loan Agreement and shall be governed and construed in accordance with the laws of the State of California. The headings and captions in this Loan Modification and Forbearance Agreement are for the convenience of the parties only and are not a part of this Loan Modification and Forbearance Agreement.

     This Loan Modification and Forbearance Agreement is executed as of the date first written above.

BORROWER:                                   SILICON:

Tanisys Technology, Inc.                    SILICON VALLEY BANK


By: /s/ Terry W. Reynolds                   By: /s/ Lee Shodiss
    -------------------------------             -------------------------------
Name: Terry W. Reynolds                     Name: Lee Shodiss
      -----------------------------               -----------------------------
Title: Vice President and                   Title: Senior Vice President
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         Chief Financial Officer
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